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                                                                    Exhibit 3.20

                          CERTIFICATE OF CORRECTION OF
                 CERTIFICATE OF DETERMINATION OF PREFERENCES OF
                      8.25% CONVERTIBLE PREFERRED STOCK OF
                              PUBLIC STORAGE, INC.


  [As Filed in the Office of the Secretary of State of the State of California
                                 June 5, 1998]



     Harvey Lenkin and Sarah Hass certify that:

     1. They are the President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation.

     2. The name of the corporation is PUBLIC STORAGE, INC., and it is a California corporation.

     3. The instrument being corrected is entitled "CERTIFICATE OF DETERMINATION OF PREFERENCES OF 8.25% CONVERTIBLE PREFERRED STOCK OF STORAGE EQUITIES, INC." and said instrument was filed with the Secretary of State of the State of California on July 13, 1993. At the time said instrument was filed the name of the corporation was STORAGE EQUITIES, INC.

     4.  Paragraph "(1)" under "(c) Redemption" of the RESOLUTION OF THE BOARD
                                    ----------
OF DIRECTORS OF STORAGE EQUITIES, INC. ESTABLISHING A SERIES OF 8.25% CONVERTIBLE PREFERRED STOCK attached to, and incorporated by reference into, said Certificate of Determination, as corrected, should read in its entirety as follows:

            Except as provided in clause (11) below, the shares of this Series are not redeemable prior to July 1, 1998 and are not redeemable for cash. On and after such date, the shares of this Series are redeemable at the option of the Corporation for Common Stock, by resolution of the Board of Directors, in whole or in part, from time to time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Closing Price of the Common Shares on each of such 20 Trading Days exceeds 100% of the Redemption Price in effect on such Trading Day. In order to exercise its redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the last Trading Day of any such 30 consecutive Trading Day period. The Corporation's right to exercise its redemption option will not be affected by any changes in the Closing Price of the Common Shares subsequent to such 30 consecutive Trading Day period. The Corporation may not issue a Press Release prior to June 1, 1998. The Press Release shall announce the redemption and set forth the number of shares of this Series which the Corporation intends to redeem. The redemption date shall not be less than 30 days nor more than 60 days after the date on which the Corporation issues the Press Release and gives notice pursuant to clause (5) below.
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     5.  That said paragraph "(1)", as corrected, conforms the wording of the resolution, to that adopted by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on June 1, 1998.

                                  /s/ Harvey Lenkin
                                  ----------------------------
                                  Harvey Lenkin
                                  President



                                  /s/ Sarah Hass
                                  ----------------------------
                                  Sarah Hass
                                  Secretary


     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his own knowledge.

     Executed on June 1, 1998.

                                  /s/ Harvey Lenkin
                                  ----------------------------
                                  Harvey Lenkin



                                  /s/ Sarah Hass
                                  ----------------------------
                                  Sarah Hass

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